Exhibit 99.1

Lexington Realty Trust
TRADED: NYSE: LXP
One Penn Plaza, Suite 4015
New York NY 10119-4015
Contact at Lexington Realty Trust
T. Wilson Eglin, Chief Executive Officer
Investor or Media Inquiries
Phone: (212) 692-7200 E-mail: tweglin@lxp.com
FOR IMMEDIATE RELEASE
February 21, 2008
LEXINGTON REALTY TRUST ANNOUNCES
2008 FUNDS FROM OPERATIONS GUIDANCE
DECLARES FIRST QUARTER COMMON SHARE DIVIDEND
New York, NY — February 21, 2008 — Lexington Realty Trust (“Lexington”) (NYSE:LXP), a real estate investment trust (REIT), today announced guidance for Company Funds From Operations (“Company FFO”) for full year 2008 of $1.56 — $1.64 per common share/unit. Lexington also declared a regular common share/unit dividend/distribution of $0.33 per share/unit payable on April 15, 2008 to shareholders/unitholders of record on March 31, 2008. The quarterly dividend/distribution of $0.33 per share/unit is equivalent to $1.32 per share/unit on an annualized basis. This quarterly and annual dividend level reflects the impact of the January 2008 special dividend/distribution of $2.10 per common share/unit.
2008 Company Funds From Operations Outlook
Lexington’s estimate of Company FFO per common diluted share of $1.56-$1.64 reflects management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, property operating and general and administrative expenses, interest rates, and the impact of expected property acquisitions and dispositions. The estimate excludes any gains or impairments from property dispositions, as well as any one-time, non-recurring charges or credits that may occur during the year. Factors that could cause actual 2008 Company FFO results to differ materially from Lexington’s current expectations are discussed below and are also detailed in Lexington’s periodic reports filed with the Securities and Exchange Commission.
Lexington’s guidance is also currently based on the following:
•	A second closing of Lexington’s specialty property co-investment program with Inland American Real Estate Trust for approximately $335.0 million of properties on or before March 31, 2008;

•	Dispositions of $156.3 million of properties under contract and continued sale of primarily non-core properties but only if prices are favorable;

•	Capital investments totaling approximately $425.0 million, including property acquisitions by joint ventures, property acquisitions for our own account, debt investments, securities repurchases and debt repayment;

•	An annual dividend/distribution of $1.32 per common share/unit commencing with the first quarter dividend, payable in April;

•	No further special distributions; and

•	Relatively stable occupancy.

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Comments From Management
T. Wilson Eglin, Chief Executive Officer, noted that, “Lexington capitalized on strong property valuations in 2007 by selling or joint venturing approximately $881.0 million of primarily non-core properties from our portfolio, including $408.5 million of non-core properties in the first closing of our co-investment program with Inland American Real Estate Trust. The initial portfolio for this program has been reduced by ten properties by mutual agreement and a second and final closing of approximately $335.0 million of properties is expected to occur on or before March 31, 2008. A significant portion of the liquidity created by our 2007 disposition and recapitalization activities was used to repurchase 10.7 million common shares/units and pay a special dividend/distribution to shareholders/unitholders of $2.10 per share/unit. In accordance with our previously announced strategic restructuring plan, we expect to continue to create liquidity from sales and joint venture transactions this year, but at a slower pace that is reflective of current market conditions. In 2008, we believe that investment opportunities are likely to become more favorable for buyers and we expect to be able to redeploy sales and joint venture proceeds into new property investments.”
About Lexington Realty Trust
Lexington Realty Trust is a real estate investment trust that owns, invests in, and manages office, industrial and retail properties net-leased to major corporations throughout the United States and provides investment advisory and asset management services to investors in the net lease area. Lexington shares are traded on the New York Stock Exchange under the symbol “LXP”. Additional information about Lexington is available on-line at www.lxp.com or by contacting Lexington Realty Trust, Investor Relations, One Penn Plaza, Suite 4015, New York, New York 10119-4015.
Forward-Looking Statements
This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Lexington’s control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington’s periodic reports filed with the SEC, including risks related to: (i) the failure to successfully complete the strategic restructuring plan, (ii) the failure to complete the sale of the remaining $335.0 million of assets to the co-investment program described above, (iii) the failure to achieve the assumptions set forth above upon which the Company FFO guidance is based, (iv) the failure to obtain board approval of any special distribution described above, (v) the failure to integrate our operations and properties with those of Newkirk Realty Trust, (vi) the failure to continue to qualify as a real estate investment trust, (vii) changes in general business and economic conditions, (viii) competition, (ix) increases in real estate construction costs, (x) changes in interest rates, or (xi) changes in accessibility of debt and equity capital markets. Copies of the periodic reports Lexington files with the SEC are

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available on Lexington’s website at www.lxp.com and may be obtained free of charge by contacting Lexington on 212-692-7200. Forward-looking statements, which are based on certain assumptions and describe Lexington’s future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects” or similar expressions. Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington’s expectations will be realized.
Funds From Operations
We believe that Funds from Operations (“FFO”) and FFO per share are beneficial to management and investors and are important indicators of the performance of any equity REIT. Because FFO and FFO per share calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales or operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful life estimates), they facilitate comparisons of operating performance between periods and between other REITs. Our management believes that historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictability over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, management believes that the use of FFO and FFO per share, together with the required GAAP presentations, provide a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing and investing activities.
FFO and FFO per share as disclosed by other REITs may not be comparable to our calculation of FFO and FFO per share as described below. FFO and FFO per share are non-GAAP financial measures and therefore do not represent net income or net income per share as defined by GAAP. Net income and net income per share as defined by GAAP are the most relevant measures in determining our operating performance because FFO and FFO per share include adjustments that investors may deem subjective, such as adding back expenses such as depreciation and amortization.
Furthermore, FFO per share does not depict the amount that accrues directly to the stockholders’ benefit. Accordingly, FFO and FFO per share should never be considered as alternatives to net income per share as indicators of our operating performance.
The calculation of FFO as defined by the National Association of Real Estate Investment Trusts is as follows:
–	Net income (loss) computed in accordance with GAAP;

–	Less dividends to holders of preferred stock and less excess of preferred stock redemption cost over carrying value;

–	Plus depreciation and amortization of assets uniquely significant to the real estate industry;

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–	Less gains, or plus losses, from sales of depreciable operating properties (but excluding impairment losses) and excluding items that are classified as extraordinary items under GAAP;

–	Plus or minus adjustments for unconsolidated partnerships and joint ventures (to reflect funds from operations on the same basis); and

–	Plus or minus adjustments for depreciation and amortization and gains/ (losses) on sales and minority interest related to discontinued operations.
In calculating FFO, Lexington also adds back minority interest in the income from its operating partnership, which we believe is consistent with standard industry practice for REITs that operate through an UPREIT structure. Lexington believes that it is important to present FFO on an as-converted basis since all of the operating partnership units are redeemable on a one-for-one basis for shares of Lexington’s common shares.
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